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Exhibit 5.1

TCF FINANCIAL CORPORATION
LAW DEPARTMENT
200 Lake Street East
Wayzata, MN 55391
(952) 475-7054

February 26, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C. 20549

Re:	TCF Financial Corporation Form S-3 Registration Statement (the "Registration Statement") in connection with the proposed issuance of 37,259 shares of Common Stock

Ladies and Gentlemen:

    This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering 37,259 shares of common stock, par value $.01 (the "Common Stock").

    I have acted as counsel to the Company and, as such, have examined the Company's Restated Certificate of Incorporation, Bylaws and such other corporate records and documents as I have considered relevant and necessary for the purpose of this opinion. I have participated in the preparation and filing of the Registration Statement. I am familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of the shares of Common Stock covered by the Registration Statement. Based on the foregoing, I am of the opinion that:

  1.
  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

  2.
  The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

  3.
  The 37,259 shares of Common Stock proposed to be sold pursuant to the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

    I hereby consent to the reference to TCF Law Department in the Registration Statement.

    This opinion is furnished by me as counsel solely for the benefit of the Securities and Exchange Commission. This opinion may not be used or relied upon by any other person or entity, be quoted (in whole or in part) or referred to for any other purpose or filed with or provided to any governmental agency or other person or entity without the prior written consent of the TCF Law Department. I am a licensed member of the bar of the State of Minnesota and do not express any opinion as to the laws of any other jurisdiction, other than the State of Delaware and the federal laws of the United States of America.

Very truly yours,

Diane O. Stockman
General Counsel for Corporate Affairs

DOS:mb

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Exhibit 5.1